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                                                                     EXHIBIT 5.1

      [Letterhead of Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P.]

                                  March 8, 2002

Board of Directors
Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060

Gentlemen:

         We have acted as counsel to Anadarko Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Prospectus Supplement dated March 5, 2002 (the "Prospectus Supplement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") relating to registration statements on Form S-3, Registration Statement Nos. 333-55964 and 333-83790 (each a "Registration Statement" and collectively, the "Registration Statements"). Registration Statement (No. 333-55964) relates to the offering from time to time, as set forth in such Registration Statement and the form of prospectus contained therein (the "Prospectus"), of, among other securities, senior debt securities, on terms to be determined at the time of the offering. Registration Statement (No. 333-83790) relates to an upsizing of up to $50,000,000 of senior debt securities pursuant to Rule 462(b) under the Act. The Prospectus Supplement relates to the Company's offering of an aggregate principal amount of $400,000,000 of its 6 1/8% Notes due 2012 (the "Notes") under the Registration Statements, which are to be senior debt securities issued pursuant to an indenture (the "Indenture") dated as of March 9, 2001 between the Company and The Bank of New York, as Trustee (the "Trustee") and an officers' certificate to be delivered to the Trustee thereunder (the "Officers' Certificate"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statements.

         In arriving at the opinions expressed below, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statements, (iii) the Prospectus, (iv) the Prospectus Supplement, (v) the Indenture and Officers' Certificate, and (vi) such statutes, regulations and such other corporate records and documents and certificates of public officials and officers and representatives of the Company as we have deemed necessary for the purposes of the opinion expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.



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         In rendering the opinions expressed below with respect to the Notes, we have assumed that (i) the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, (ii) the Officers' Certificate pursuant to which the Notes are to be issued will comply with the Indenture, and the form and terms of the Notes will comply with the Indenture and such Officers' Certificate; and (iii) the form and terms of the Notes, the issuance, sale and delivery thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, its Certificate of Incorporation or Bylaws, any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of the Notes, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. In addition, we have assumed the receipt by each person to whom or for whose benefit a Note is to be issued (collectively, the "Holders") of a certificate for such Note or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the Notes, of a global security then evidencing such Notes, and the issuance and sale of and payment for the Notes so acquired, in accordance with the form of 2001 Underwriting Agreement (the "Underwriting Agreement"), the Terms Agreement, dated March 5, 2002, among the Company and the underwriter named therein (the "Terms Agreement") and the Registration Statements (including the Prospectus and the Prospectus
Supplement).

         Based on the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that, with respect to the Notes, when (a) the Officers' Certificate has been duly authorized and validly executed and delivered by the Company, (b) the Company has taken all necessary corporate action to approve the issuance and terms of the Notes, the terms of the offering thereof and related matters and (c) the Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Underwriting Agreement and the Terms Agreement, upon payment (or delivery) of the consideration therefor provided for therein, the Notes will be validly issued and will constitute valid and legally binding obligations of the Company.

         The validity and enforceability of any of the obligations of the Company in respect of the Notes are subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. In addition, we express no opinion as to any provision that (a) relates to severability or separability, or to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules, (b) relates to indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or which might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, fraud or unlawful conduct of an indemnified or exculpated party, (c) contains any agreement to agree with respect to compensation of the Trustee, or (d) purports to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties.

         With respect to our opinions expressed above as they relate to provisions of the Indenture relating to Securities (as defined in the Indenture) denominated in a currency other than U.S.




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dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply. Further to the foregoing, we express no opinion as to Clause (B) of the proviso to the definition of "Outstanding" in
Section 101 of the Indenture, or as to Section 114 or 115 of the Indenture.

         This opinion speaks as of its date and we undertake no (and hereby disclaim any) duty to advise as to changes of fact or law that come to our attention after the delivery hereof. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of the Officers' Certificate, and at the time of the issuance and delivery of each Note
(a) the Company will be validly existing in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under the Indenture, Officers' Certificate and Note, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Notes, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statements, and any amendments thereto (including post-effective amendments), shall remain effective, and (ii) all Notes will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statements and the Prospectus Supplement.

         We express no opinion other than as to the laws of the State of New York, the Delaware General Corporation Law, and to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K to which this opinion is annexed and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statements. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                       Very truly yours,



                                       /s/ Andrews & Kurth
                                       Mayor, Day, Caldwell & Keeton L.L.P.



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